R E V O C A B L E
P R O X Y                                                          EXHIBIT 99(A)
                           SIGNET BANKING CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints                     and           with full
power of substitution to act as attorneys and proxies for the undersigned, to vote all shares of common stock of Signet Banking Corporation ("Signet"), which the undersigned is entitled to vote at the Special Meeting of Stockholders
("Special Meeting"), to be held at                           , Richmond,
Virginia, on November 13, 1997, at      a.m., and at any and all adjournments or
postponements thereof, as follows:
  To consider and vote upon a proposal to approve the Agreement and Plan of Mergers, dated as of July 18, 1997 (the "Merger Agreement"), among Signet, Signet Bank, First Union Corporation ("FUNC"), and First Union National Bank ("FUNB"), pursuant to which, among other things, (i) Signet will merge with and into FUNC and Signet Bank will merge with and into FUNB, and (ii) each outstanding share of Signet common stock (excluding certain shares held by Signet or FUNC) will be converted into 1.10 shares of FUNC common stock, all on and subject to the terms and conditions contained in the Merger Agreement.
  FOR [ ]          AGAINST [ ]          ABSTAIN [ ]
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSAL.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL. IF ANY OTHER MATTERS ARE VOTED ON AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION.

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Dated:                      , 1997
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              PRINT NAME OF STOCKHOLDER
                                              SIGNATURE OF STOCKHOLDER
                                              Please sign exactly as name
                                              appears on this card. When signing
                                              as attorney, executor,
                                              administrator, trustee or
                                              guardian, please give your full
                                              title. If shares are held jointly,
                                              each holder should sign.
    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.


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